Exhibit 4.6

HUTCHMED (China) Limited All correspondence to: Computershare Investor Services (Cayman) Limited c/o 13 Castle Street St Helier Jersey JE1 1ES Shareholder Helpline: 0370 707 4040 You can check your holding at www.investorcentre.co.uk/je Shareholder Reference Number ISIN Certificate Class Broker Code Location Code KYG4672N1198 OR1 HUTCHMED (China) Limited (Incorporated and registered in the Cayman Islands, with registered number CR-106733) ** ** Number of Shares This is to certify that Issued is/are the Registered Holder(s) of Ordinary Shares of US$0.10 each, fully paid, in HUTCHMED (China) Limited, subject to the Articles of Association of the Company. For and on behalf of Computershare Investor Services (Jersey) Limited. Authorised Signatory Authorised Signatory Certificate Class OR1 Certificate No. COMPUTERSHARECOMPUTERSHARECOMPUTERSHARECOMPUTERSHARECOMPUTERSHARECOMPUTERSHARECOMPUTERSHARECOMPUTERSHARECOMPUTERSHARECOMPUTERSHARECOMPUTERSHARECOMPUTERSHARECOMPUTERSHARECOMPUTERSHARECOMPUTERSHARECOMPUTERSHARECOMPUTERSHARECOMPUTERSHARECOMPUTERSHARECOMPUTERSHARECOMPUTERSHARECOMPUTERSHARECOMPUTERSHARECOMPUTERSHARECOMPUTERSHARECOMPUTERSHARECOMPUTERSHARECOMPUTERSHARECOMPUTERSHARECOMPUTERSHARECOMPUTERSHARECOMPUTERSHARECOMPUTERSHARECOMPUTERSHARECOMPUTERSHARECOMPUTERSHARECOMPUTERSHARECOMPUTERSHARECOMPUTERSHARECOMPUTERSHARECOMPUTERSHARECOMPUTERSHARECOMPUTERSHARECOMPUTERSHARECOMPUTERSHARECOMPUTERSHARECOMPUTERSHARECOMPUTERSHARECOMPUTERSHARECOMPUTERSHARECOMPUTERSHARECOMPUTERSHARE This certificate must be surrendered before any transfer of the whole or part of the shares herein mentioned can be registered, to Computershare Investor Services (Cayman) Limited, c/o 13 Castle Street, St Helier, Jersey JE1 1ES, Shareholder Helpline: 0370 707 4040. You can check your holding at: www.investorcentre.co.uk/je SG160 001CS001_9999_CERT_SAMPLE/000001/000001/SG160/i 000001 *00000101010000* Share Certificate - Ordinary Shares of US$0.10 each